Sub-Item: 77 E
LEGAL PROCEEDINGS

LEGAL PROCEEDINGS
Since October 2003,
Federated and related
 entities (collectively,
"Federated"), and various
 Federated funds
("Funds"), have been
named as defendants in
several class action
lawsuits now pending
in the United States
District
Court for the District
of Maryland. The lawsuits
were purportedly filed on
 behalf of people who
purchased, owned
and/or redeemed shares
 of
 Federated-sponsored
mutual funds during
specified periods
beginning November 1,
1998.
The suits are generally
similar in alleging that
Federated engaged in
illegal and improper
trading practices including
market timing and late
trading in concert with
certain institutional
traders, which allegedly
caused financial injury to
the mutual fund shareholders.
These lawsuits began
to be filed shortly
after Federated's
first public announcement
that it had received
requests for information
on shareholder trading
activities in the Funds
from the SEC, the Office
of the New York State
Attorney General
("NYAG"), and other
authorities. In that
regard, on November
28, 2005,
Federated announced
that it had reached
final settlements
with the SEC and the
NYAG with respect to
those matters.
Specifically, the
SEC and NYAG settled
 proceedings against
three Federated
subsidiaries involving
undisclosed
market timing arrangements
and late trading. The
SEC made findings:
that Federated Investment
Management
Company ("FIMC"), an
 SEC-registered
investment adviser to
various Funds, and
Federated Securities Corp., an
SEC-registered
broker-dealer and
distributor for the Funds,
 violated provisions of the
 Investment Advisers Act
and
Investment Company
 Act by approving,
but not disclosing,
three market timing
arrangements, or the
associated
conflict of interest
between FIMC and the
funds involved in the
arrangements, either
to other fund shareholders
or to
the funds' board; and
that Federated Shareholder
Services Company, formerly
an SEC-registered transfer
agent,
failed to prevent a customer
 and a Federated employee
from late trading in
violation of provisions
of the Investment
Company Act. The NYAG
found that such conduct
violated provisions of
New York State law.
Federated entered
into the settlements
without admitting or
denying the regulators'
findings. As Federated
previously reported in 2004,
it has already paid
approximately $8.0 million
 to certain funds as
determined by an
independent consultant.
As part
of these settlements,
Federated agreed to pay
disgorgement and a civil
money penalty in the
aggregate amount of an
additional $72 million
and, among other things,
 agreed that it would
not serve as investment
adviser to any
registered investment
company unless (i) at
least 75% of the fund's
directors are independent
of
Federated, (ii) the
chairman of each such
fund is independent of
Federated, (iii) no action
 may be taken by the fund's
 board or any
committee thereof unless
approved by a majority of
the independent trustees of
the fund or committee,
 respectively,
and (iv) the fund appoints
a "senior officer" who
reports to the independent
 trustees and is responsible
 for
monitoring compliance by
the fund with applicable
laws and fiduciary duties
and for managing the process
by which
management fees charged to a
fund are approved. The
settlements are described in
Federated's announcement
which, along with previous
press releases and related
communications on those matters,
is available in the "About
Us" section of Federated's
website at FederatedInvestors.com.
Federated entities have
also been named as defendants
in several additional lawsuits
that are now pending in the
United States District
Court for the Western District
of Pennsylvania, alleging,
among other things, excessive
advisory and Rule 12b-1 fees.
The Board of the Funds
retained the law firm
of Dickstein Shapiro
LLP to represent the
 Funds in each of the
lawsuits described in
the preceding two paragraphs.
Federated and the Funds,
and their respective counsel,
 have
been defending this
litigation, and none of
the Funds remains a
defendant in any of the
lawsuits (though some could
potentially receive any
recoveries as nominal
defendants). Additional
lawsuits based upon
similar allegations may
be filed in the future.
The potential impact
 of these lawsuits,
all of which seek
unquantified damages,
attorneys'
fees, and expenses,
and future potential
 similar suits is
uncertain. Although
we do not believe
that these lawsuits will
have a material
adverse effect on the Funds,
there can be no assurance
that these suits, ongoing
adverse publicity
and/or other developments
 resulting from the
regulatory investigations
 will not result in increased Fund
redemptions, reduced sales
of Fund shares, or other
adverse consequences for the Funds.


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